Exhibit 107

Calculation of Filing Fee Tables

Form S-4

(Form Type)

CopperSteel HoldCo, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to be Paid	Equity	Common Stock, par value $0.01 per share	Rule 457(c) and Rule 457(f)(1)	109,908,455(1)	N/A	$3,497,114,741.32(2)	0.00014760	$516,174.14

Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

Carry Forward Securities

Carry Forward Securities	N/A

	Total Offering Amounts					$3,497,114,741.32		$516,174.14

	Total Fees Previously Paid							N/A

	Total Fee Offsets							N/A

	Net Fee Due							$516,174.14

(1)

Represents the estimated maximum number of shares of common stock, par value $0.01 per share (the “CopperSteel Common Stock”) of CopperSteel Holdco, Inc. (the “Registrant”) to be issued upon the completion of the mergers (the “Mergers”) and other transactions contemplated by the Agreement and Plan of Merger, dated as of November 2, 2023, by and among the Registrant, Six Flags Entertainment Corporation (“Six Flags”), Cedar Fair, L.P. (“Cedar Fair”) and CopperSteel Merger Sub, LLC (as may be amended, the “Merger Agreement”) and is estimated based upon the sum of (A) the product of (a) an exchange ratio in the Merger Agreement of 0.5800 (the “Six Flags Exchange Ratio”) multiplied by (b) 91,656,912 shares of common stock, par value $0.025 of Six Flags Entertainment Corporation (“Six Flags Common Stock”), which is the sum of (i) 83,537,017 shares of Six Flags Common Stock outstanding as of December 20, 2023; (ii) 660,805 shares of Six Flags Common Stock underlying certain Restricted Stock Units, Performance Stock Units and Deferred Stock Units of Six Flags that will convert into CopperSteel Common Stock upon the closing of the Mergers at the Six Flags Exchange Ratio; (iii) 3,292,432 shares of Six Flags Common Stock underlying Options, Restricted Stock Units and Performance Stock Units of Six Flags that will convert into options, restricted stock units and performance stock units of the Registrant at the Six Flags Exchange Ratio; (iv) 2,701,723 shares of Six Flags Common Stock which may be granted prior to the closing of the Mergers under the Six Flags Long-Term Incentive Plan and (v) 1,464,935 shares of Six Flags Common Stock which remain available for issuance prior to the closing of the Mergers under the Six Flags Employee Stock Purchase Plan and International Employee Stock Purchase Plan and (B) the product of (a) an exchange ratio in the Merger Agreement of 1.0 (the “Cedar Fair Exchange Ratio”) multiplied by (b) 56,747,446 limited partnership interest units of Cedar Fair (the “Cedar Fair Units”), which consists of (i) 51,014,817 Cedar Fair Units (inclusive of 421,044 Cedar Fair Restricted Units issued pursuant to the Cedar Fair Equity Plans) represented by depositary units issued and outstanding and (ii) 5,732,629 Cedar Fair Units issued to subsidiaries of Cedar Fair (inclusive of: (I) 51,169 Cedar Fair Units underlying certain Cedar Fair Deferred Units that will convert into CopperSteel Common Stock upon the closing of the Mergers at the Cedar Fair Exchange Ratio, (II) 821,957 Cedar Fair Units underlying certain Cedar Fair Phantom Units and Cedar Fair Performance Units that will convert into restricted stock units of the Registrant at the Cedar Fair Exchange Ratio and (III) 1,513,010 Cedar Fair Units which may be granted prior to the closing of the Mergers under the Cedar Fair 2016 Omnibus Incentive Plan, as in effect on the date of the Merger Agreement).

(2)

Estimated solely for purposes of calculating the registration fee required by Section 6(b) of the Securities Act of 1933, as amended (the “Securities Act”), and calculated pursuant to Rules 457(c) and 457(f)(1) under the Securities Act. The proposed maximum aggregate offering price of the CopperSteel Common Stock was calculated as the sum of (A) the product of (i) $24.550, the average of the high and low prices per share of Six Flags Common Stock as of December 18, 2023, which is within five business days prior to the filing of this Registration Statement on Form S-4 and (ii) 53,161,009, the number of shares of CopperSteel Common Stock that may be issued in exchange for Six Flags Common Stock, calculated in accordance with footnote (1) above; and (B) the product of (i) $38.628, the average of the high and low prices per share of Cedar Fair Unit as of December 18, 2023, which is within five business days prior to the filing of this Registration Statement on Form S-4 and (ii) 56,747,446, the number of shares of CopperSteel Common Stock that may be issued in exchange for Cedar Fair Units, calculated in accordance with footnote (1) above.